UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).                                     Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 14, 2020, Republic Services, Inc. (the “Company”) entered into Amendment No. 2 to the Credit Agreement, dated June 8, 2018, as amended (the “Credit Agreement”), with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders party thereto (the “Credit Agreement Amendment”).

The Company executed the Credit Agreement Amendment to increase flexibility and reduce restrictions, in particular, for future acquisitions. The Company did not require relief under the previous covenants, but rather conformed the Credit Agreement to more favorable terms recently granted by lenders. The Company expects the total debt to EBITDA ratio, as defined in the Credit Agreement, for the period ended June 30, 2020 to be consistent with the ratio for the period ended March 31, 2020.

The Credit Agreement Amendment eliminated the consolidated interest coverage ratio covenant and revised the sole remaining financial covenant, total debt to EBITDA ratio. As amended, the covenant provides that the total debt to EBITDA ratio may not exceed 3.75 to 1.00 as of the last day of any fiscal quarter, an increase from the previous maximum ratio of 3.50 to 1.00. In the case of an “elevated ratio period”, which may be elected by the Company if one or more acquisitions during a fiscal quarter involve aggregate consideration in excess of $200,000,000 (the “Trigger Quarter”), the total debt to EBITDA ratio may not exceed 4.25 to 1.00 during the Trigger Quarter and for the three fiscal quarters thereafter. The Credit Agreement Amendment also provides that there may not be more than two elevated ratio periods during the term of the Credit Agreement.

The foregoing description of the Credit Agreement Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. Each of the capitalized terms used but not defined in this Item 1.01 shall have the meaning given to such terms in the Credit Agreement Amendment.

This Current Report on Form 8-K contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about the Company’s plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the effects of the COVID-19 pandemic and actions taken in response thereto, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States as well as the Company’s dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, particularly under Part I, Item 1A - Risk Factors, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Additionally, new risk factors emerge from time to time and it is not possible for the Company to predict all such risk factors, or to assess the impact such risk factors might have on its business. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description

4.1

Amendment No. 2, dated as of July 14, 2020, to Credit Agreement, dated as of June 8, 2018, as amended, by and among Republic Services, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, Swing Ling Lender and L/C Issuer, and the other lenders party thereto

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: July 17, 2020	By:	/s/ Brian M. DelGhiaccio
Brian M. DelGhiaccio
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

Date: July 17, 2020	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)